                                                                     Exhibit 9B

                            COLUMBIA DAILY INCOME COMPANY

                        AMENDMENT TO TRANSFER AGENT AGREEMENT

                                   JANUARY 1, 1997

    The Restated Transfer Agent Agreement dated as of January 24, 1985, between Columbia Daily Income Company and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.  This Amendment is effective January 1, 1997.


                                       COLUMBIA DAILY INCOME COMPANY

                                       By /s/ George L. Hanseth
                                          -----------------------------------
                                       Title:  Senior Vice President

                                       COLUMBIA TRUST COMPANY


                                       By /s/ John A. Kemp
                                          -----------------------------------
                                       Title:  Senior Vice President